POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of
Martin Roberts and Doris Young, signing singly, the undersigned's true and lawful attorney-in-fact with respect to RPX Corporation only, to:

1. Execute for and on behalf of the undersigned, in the undersigned's individual capacity and/or as an officer and/or General Partner of Charles River Partnership XIII, LP; Charles
River Friends XIII-A, LP; Charles River XIII GP, LP; and Charles River XIII GP, LLC
(the "CRV Entities"), any forms and/or documents to be filed with the United States
Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority;

2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and/or documents with the SEC and any stock exchange or similar authority; and

3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with any of the relevant rules and regulations of the SEC.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this
15th day of July, 2013.

/s/ Izhar Armony
Signature
Izhar Armony